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                                   EXHIBIT 16

                                                               May 2, 2001

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      PetMed Express, Inc. (the "Company")
         Current Report on Form 8-K
         Date of Report: April 23, 2001

Ladies and Gentlemen:

         We have read Item 4 of the Current Report on Form 8-K dated May 1, 2001 of the Company and we are in agreement with the statements contained in paragraphs one and two on page one therein. We have no basis to agree or disagree with the other statements of the Company contained therein.


                                            Sincerely,



                                            /s/ Lopez Levi &